Salisbury Bancorp Inc., and Subsidiary
Proforma Condensed Consolidated Balance Sheets
Proforma September 30, 2014 and December 31, 2013
(in 000's)
(unaudited)

	September 30, 2014	[1]	December 31, 2013	Change

ASSETS
Cash and cash equivalents and certificates of deposit	$59,883		$22,860	$37,023
Securities available for sale, at fair value	100,054		114,797	(14,743)
Loans, net and loans held for sale	656,440		617,116	39,324
Premises and equipment, net	14,506		13,286	1,220
Goodwill	12,553		12,553	—
Identifiable intangible assets	2,749		2,791	(42)
Cash surrender value of life insurance policies	13,189		11,851	1,338
Other assets	12,260		14,484	(2,224)

Total assets	$871,634		$809,738	$61,896

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$726,359		$673,276	$53,083
Borrowings	36,142		33,390	2,752
Other liabilities	5,413		4,489	924
Total liabilities	767,914		711,155	56,759

Stockholders' equity	103,720	[2]	98,583	3,597

Total liabilities and stockholders' equity	$871,634		$809,738	$61,896

Notes:
(1)
September 30, 2014 includes the SAL June 2014 acquisition of a branch from another financial institution.
As a result of this acquisition, cash and cash equivalents increased $16,969,000, loans increased $61,000, intangible assets increased $489,000, fixed assets increased $158,000, and deposits increased $17,678,000, at June 30, 2014.

(2)
Includes dividend adjustment of $0.28 per share per quarter on additional 1,007,000 shares, 1,001,000 of which were issued to Riverside shareholders and an additional 6,000 shares were awarded under the 2011 Long Term Incentive Plan.

Salisbury Bancorp Inc., and Subsidiary
Proforma Condensed Consolidated Statements of Income
Proforma For the Three Months Ended September 30, 2014 and September 30, 2013
Proforma For the Nine Months Ended September 30, 2014 and September 30, 2013
(Unaudited)

	Three Months Ended [1]			Nine Months Ended [1]
	September 30,			September 30,
	2014		2013	2014		2013
			(in thousands except per share data)
Interest and dividend income:
Interest and fees on loans	$8,111	[2]	$6,971	22,875	[2]	$20,699
Interest and dividends on securities	851	[3]	945	2,595	[3]	2,952
Total interest and dividend income	8,962		7,916	25,470		23,651

Interest expense:
Interest on deposits	521	[4]	745	1,549	[4]	2,424
Interest on borrowed funds	311		313	926		939
Total interest expense	832		1,058	2,475		3,363

Net interest and dividend income	8,130		6,858	22,995		20,288
Provision for loan losses	318	[5]	450	969	[5]	1,626
Net interest income, after provision for loan losses	7,812		6,408	22,026		18,662

Non-interest income:
Service charges on deposits	760		734	2,173		2,101
Income from fiduciary activities	791		750	2,509		2,299
Other operating income	229		201	535		886
Total non-interest income	1,780		1,685	5,217		5,286

Non-interest expense:		[9]			[9]
Salaries and employee benefits	3,447	[8]	3,492	10,259	[8]	10,284
Occupancy and equipment expenses	877	[6]	802	2,565	[6]	2,321
Other operating expense	2,167	[7]	1,721	6,738	[7]	5,565
Total non-interest expense	6,491		6,015	19,562		18,170

Income before income taxes	3,101		2,078	7,681		5,778
Provision for income taxes	898	[10]	544	2,272	[10]	1,431
Net income	$2,203		$1,534	$5,409		$4,347
Net income available to common shareholders	$2,163		$1,494	$5,289		$4,227

Shares:
Basic	2,692		2,698	2,691		2,699
Diluted	2,712		2,698	2,711		2,699

Earnings per share:
Basic	$0.80		$0.55	$1.97		$1.57
Diluted	$0.80		$0.55	$1.95		$1.57

[1]	September 30, 2014 includes the SAL June 2014 acquisition of a branch from another financial institution.
Impacts from this transaction included in the proforma condensed statements of income for the nine months ending September 30, 2014 are (in whole dollars):

[2]	No adjustment for incremental PCI accretion is included. Totals reflect historically reported income adjusted for impact of ASC 310-20 loans
[3]	Adjusted to reflect estimated yield change as a result of fair value adjustments
[4]	Adjustment for interest rate mark on time deposits
[5]	Riverside's historical provision expense reversed as required under purchase accounting
[6]	Reflects adjustment to depreciation expense resulting from fair value of real estate
[7]	Reflects amortization of core deposit intangible created through assumption of Riverside's core deposits
[8]	Reflects adjustment related to certain employee benefits due to Riverside acquisition
[9]	Reflects estimated net operations cost saves of $142 for the three month period and $426 for the nine month period
[10]	Reflects a change in taxes from adjustments at an assumed tax rate of 34%
[11]	Projected adjustment to Interest and fees on loans as a result of ASC 310-20

		ASC 310-20
	Year 1	2,012
	Year 2	1,010
	Year 3	877
	Year 4	702
	Year 5	381
	Total	4,982
[12]	Projected total interest recognized on PCI loans as a result of fair value adjustments
		PCI
	Year 1	1,295
	Year 2	783
	Year 3	293
	Year 4	129
	Year 5	67
	Total	2,567